Calculation of Filing Fee Tables
S-8
Kaixin Holdings
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value US$20.25, issuable under the 2026 Equity Incentive Plan	Other	7,000,000	$ 5.20	$ 36,400,000.00	0.0001381	$ 5,026.84
Total Offering Amounts:						$ 36,400,000.00		$ 5,026.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,026.84
Offering Note
[1]	This registration statement on Form S-8 (this "Registration Statement") covers a maximum aggregate of 4,000,000 Class A ordinary Shares with par value of US$20.25 each and 3,000,000 Class B ordinary shares, with par value of US$20.25 each of Kaixin Holdings (the "Registrant") under the Registrant's 2026 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued in connection with any share subdivision, share dividends, share split or similar transaction. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high ($5.70) and low ($4.70) sales prices per share of the Registrant's Class A Ordinary Shares as reported on the Nasdaq Stock Market as of June 15, 2026. As there is no established public trading market for the Registrant's Class B ordinary shares, and in order to trade Class B ordinary shares, the shares must be converted into Class A ordinary shares on a one-for-one basis.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources